Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Item 8. Exhibits” and to the use of our report dated May 15, 2024, with respect to our audits of consolidated financial statements of Genius Group Limited and its subsidiaries as of December 31, 2023, 2022 and 2021 and for each of the years in the three years ended, December 31, 2023, which report appears in this Form S-8 filed with the Securities and Exchange Commission.

August 29, 2024

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